SIGNATURES



     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HYNES & HOWES INSURANCE COUNSELORS, INC.



                                       By:_____________________________________
                                          Harold L. Luebken, President



                                       This corporation has no treasurer.



 Dated___________________              By:_____________________________________
                                       Harold L. Luebken, Director